SECURITIES AND EXCHANGE COMMISSION

                        AMENDMENT NO. 1
                               TO
                            FORM S-3
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      WESTVACO CORPORATION
     (Exact name of registrant as specified in its charter)

                           Delaware
  (State or other jurisdiction of Incorporation or organization)

                           13-1466285
              (I.R.S. Employer Identification No.)

                        299 Park Avenue
                    New York, New York 10171
                          212-688-5000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

       JOHN W. HETHERINGTON, Vice President and Secretary
                      WESTVACO CORPORATION
                        299 Park Avenue
                    New York, New York 10171
                          212-688-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

    Copy to: Wendell L. Willkie, II, Esq. Senior Vice President and General Counsel, Westvaco Corporation

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration
Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]






The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.



 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Westvaco Corporation has duly caused this Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 4th day of May 1998.

                   WESTVACO CORPORATION


                   By     John A. Luke, Jr.
                  Chairman, President and Chief
                        Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

  Principal Executive Officer:

  John A. Luke, Jr.      Chairman, President and
                          Chief Executive Officer       May 4, 1998


  Principal Financial Officer:

  James E. Stoveken, Jr. Senior Vice President          May 4, 1998


  Principal Accounting Officer:
  John E. Banu           Comptroller                    May 4, 1998


 Constituting At Least A Majority Of The Directors:

  Samuel W. Bodman III           Douglas S. Luke
  W. L. Lyons Brown, Jr.         John A. Luke, Jr.
  Thomas W. Cole, Jr.            William R. Miller
  David L. Hopkins, Jr.          Jane L. Warner
  Rudolph G. Johnstone, Jr.    Richard A. Zimmerman

  By  James E. Stoveken, Jr.
      Attorney-in-Fact                                  May 4, 1998